UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2002

Commission File Number: 000-31255

ISTA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0511729

(State of incorporation or organization)	(IRS Employer I.D. No.)

15279 Alton Parkway, Suite 100
Irvine, CA 92618
(Address of principal executive offices)

(949) 788-6000
(Registrant’s telephone number, including area code)

Item 5. Other Events

On June 10, 2002, ISTA Pharmaceuticals, Inc. (the “Company”) issued a press release announcing that the Company has engaged an investment bank and intends, subject to market conditions, to raise approximately $30 million through an offering of shares of its common stock to accredited investors. The press release is attached as Exhibit 99 to this Form 8-K

Item 7. Financial Statements and Exhibits

(c)	Exhibits.

Exhibit 99 ISTA Pharmaceuticals, Inc. Press Release issued June 10, 2002.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned thereunto duly authorized.

ISTA PHARMACEUTICALS, INC.

	By	/s/ J.C. MacRae

J.C. MacRae

Executive Vice President, Chief Operating Officer and Chief Financial Officer

Dated: June 10, 2002

INDEX TO EXHIBITS

Exhibit No.	Description

99	ISTA Pharmaceuticals, Inc. Press Release issued June 10, 2002.